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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996), and Amendment No. 1 to the Registration Statement (Form S-3 No. 333-27245) and related Prospectus of Eastern Environmental Services, Inc., of our report dated June 19, 1997, with respect to the combined financial statements of Waste Services, Inc. and Affiliates, included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated May 12, 1997 (as amended July 11, 1997 on Form 8-K/A), filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
July 11, 1997